UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01: Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.28

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (e)
          At the special meeting of stockholders of Trident Microsystems, Inc. (the “Company”) held on May 16, 2008, the Company’s stockholders approved an amendment to the Trident Microsystems, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) to increase the aggregate number of shares of the Company’s common stock authorized for issuance under the 2006 Plan by an additional 4 million shares. The Company’s executive officers and directors are eligible to receive awards under the 2006 Plan, including stock options and restricted stock awards, in accordance with the terms and conditions of the 2006 Plan.
          The Company’s stockholders have previously approved the reservation of 4,350,000 shares of the Company’s Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance under the 2006 Plan.
Item 9.01: Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

10.28	First Amendment to Trident Microsystems, Inc. 2006 Equity Incentive Plan. *

*	Management contract or compensatory plan, contract, or arrangement

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2008

TRIDENT MICROSYSTEMS, INC.
By:	/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.28	First Amendment to Trident Microsystems, Inc. 2006 Equity Incentive Plan.